Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated October 15, 2019, on the consolidated financial statements of Propanc Biopharma, Inc. and Subsidiary for the years ended June 30, 2019 and 2018, included herein on the registration statement of Propanc Biopharma, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 13, 2020